                                                                EXHIBIT 10.28

                             STOCK SUBSCRIPTION AGREEMENT

              STOCK SUBSCRIPTION AGREEMENT, dated as of May 29, 1998, between Westfield America, Inc., a Missouri corporation (the "COMPANY"), Perpetual Trustee Company Limited, an Australian company (the "TRUSTEE"), and Westfield America Management Limited, an Australian company (the "MANAGER"). Defined terms used herein without definition shall have the respective meanings set forth in
Section 6 hereof.

                                 W I T N E S S E T H:

              WHEREAS, pursuant to the Trust Deed, dated March 28, 1996, as amended (the "TRUST DEED"), between the Trustee and the Manager, Westfield America Trust, an Australian public property trust ("WAT"), was created, and the Trustee and the Manager have authority to act on behalf of WAT under the Trust Deed;

              WHEREAS, it is expected that the Manager will issue to eligible investors in Australia 3,100,000 Series A Class Units (the "SERIES A UNITS"), 3,100,000 Series B Class Units (the "SERIES B UNITS") and 3,100,000 Series C Class Units (the "SERIES C UNITS" and, together with the Series A Units and the Series B Units, the "UNITS"), pursuant to the Deed of Variation No. 4, dated May 29, 1998 (the "DEED OF VARIATION"), to the Trust Deed;

              WHEREAS, each Unit will have an application price of Aus.$50.20 per Unit, of which Aus.$0.20 per Unit will be paid at the time of original issuance of the Units;

              WHEREAS, the balance of the application price of Aus.$50.00 for each of the Series A Units, the Series B Units and the Series C Units will be payable by the holder thereof twenty-three business days prior to June 29, 2001, June 28, 2002 and June 30, 2003, respectively;

              WHEREAS, the Manager has directed the Trustee on behalf of WAT to subscribe for and purchase, and the Company desires to sell to the Trustee on behalf of WAT, the number of shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), set forth herein on each Closing Date (as defined herein), subject to the terms and conditions contained herein.

              NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

              1.     PURCHASE AND SALE OF COMMON STOCK.

              (a) PURCHASE OF COMMON STOCK. Subject to all of the terms and conditions of this Agreement, the Trustee on behalf of WAT shall subscribe for and purchase, and the Company shall sell to the Trustee on behalf of WAT, the number of shares of Common Stock calculated as provided in Section 1(b) (the "SUBSCRIPTION SHARES"), for an aggregate purchase price in U.S. dollars calculated as provided in Section 1(c) (the "PURCHASE PRICE"), at the First Closing, the Second Closing and the Third Closing, as the case may be, provided for in Section 2(a) hereof.

              (b) SUBSCRIPTION SHARES. The number of shares of Common Stock to be subscribed for and purchased by the Trustee on behalf of WAT at each Closing shall be calculated by dividing the applicable Subscription Amount by the applicable Adjusted Average Share Price, rounded to the nearest whole share, PROVIDED that, for purposes of this calculation and the definition of the term "Subscription Shares", the number of Subscription Shares shall in no event exceed the NYSE Maximum Permitted Number of Shares.

              (c) PURCHASE PRICE. The Purchase Price payable at each Closing shall equal the product of (x) the number of Subscription Shares to be purchased at such Closing, times (y) the Adjusted Average Share Price.


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              (d)    NYSE CASH ADJUSTMENT AMOUNT. Unless the Company has made a
Cash Election or a Share Election pursuant to Section 1(e), if the NYSE Maximum Permitted Number of Shares is less than the Unadjusted Share Number in respect of such Closing, (i) the Trustee on behalf of WAT shall subscribe for a number of Subscription Shares equal to the NYSE Maximum Permitted Number of Shares and
(ii) the Company shall pay in cash to the Trustee on behalf of WAT as liquidated damages an amount in U.S. dollars (the "CASH ADJUSTMENT AMOUNT") equal to the product of (x) such Unadjusted Share Number less the NYSE Maximum Permitted Number of Shares in respect of such Closing, times (y) the Average Share Price, times (z) 0.05. Any Cash Adjustment Amount shall be payable at the Closing to which it relates, as provided in Section 2(b).

              (e) CASH OR SHARE ELECTION. Notwithstanding any other provision of this Agreement, the Company may, in its sole and absolute discretion, by notice to the Trustee and the Manager at any time prior to or on May 25, 2001 in respect of the First Closing, May 23, 2002 in respect of the Second Closing and May 23, 2003 in respect of the Third Closing (or, in any case, if such day is not a Business Day, the immediately preceding Business Day), (A) elect (a "CASH ELECTION") to pay in cash to the Trustee on behalf of WAT, in lieu of delivering Subscription Shares at such Closing, an amount in U.S. dollars (the "CASH ELECTION AMOUNT") equal to the product of (x) the Unadjusted Share Number, times
(y) the Average Share Price, times (x) 0.05, or (B) elect (a "SHARE ELECTION") to deliver to the Trustee on behalf of WAT, in lieu of delivering Subscription Shares at such Closing, a number of shares of Common Stock ("ELECTION SHARES") calculated by dividing the applicable Cash Election Amount (as calculated pursuant to the foregoing clause (A)) by the applicable Average Share Price, rounded to the nearest whole share. Any Cash Election or Share Election shall relate to all of the Subscription Shares otherwise required to be delivered at the applicable Closing, and in no event shall the Company be entitled to make a partial Cash Election or Share Election.

              Any Cash Election Amount shall be payable prior to or at the Closing to which the relevant Cash Election relates, as provided in Section 2(b). Any Election Shares shall be deliverable prior to or at the Closing to which the relevant Share Election relates, as provided in Section 2(b). The Company shall be entitled to make either a Cash Election or a Share Election in respect of any or all Closings and in its sole and absolute discretion. A Cash Election or a Share Election made in respect of any Closing shall not affect the parties' respective rights and obligations under this Agreement in respect of any subsequent Closing, subject to all of the terms and conditions hereof.

              (f) UNIT REDEMPTION TO HAVE NO EFFECT. The obligations of the Trustee and the Manager under this Agreement, including, without limitation, the obligation to subscribe for and purchase shares of Common Stock at each Closing, shall continue in full force and effect notwithstanding any election by the Manager to cause the Trustee to redeem the Series A Units, the Series B Units or the Series C Units pursuant to the Deed of Variation.

              (g) NOTICE BY MANAGER AND TRUSTEE. The Manager and the Trustee hereby agree to provide written notice to the Company at least four Business Days prior to each Closing Date of the aggregate of the Remaining Instalment Amounts paid or deemed to be paid to the Trustee or the Manager on behalf of WAT in respect of Series A Units, Series B Units and Series C Units, respectively, pursuant to the Deed of Variation.

              (h) ASX MAXIMUM PERMITTED NUMBER OF SHARES. In no event shall the Trustee be required to subscribe for and purchase, or the Company be required to sell to the Trustee, shares of Common Stock in excess of the number of shares of Common Stock for which the Trustee on behalf of WAT is permitted to subscribe in accordance with the terms of clause 1.3 of the letter, dated March 27, 1998, from the Australian Stock Exchange (the "ASX") to the Manager, as and


                                          4

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to the extent that such terms may be waived from time to time by the ASX
(such number of shares being referred to herein as the "ASX MAXIMUM PERMITTED NUMBER OF SHARES"). If the NYSE Maximum Permitted Number of Shares exceeds the ASX Maximum Permitted Number of Shares in respect of any Closing, then for purposes of the relevant provisions of this Agreement in respect of such Closing all references to the term "NYSE Maximum Permitted Number of Shares" shall be deemed to be "ASX Maximum Permitted Number of Shares".

              2.     CLOSINGS.

              (a) TIME AND PLACE. Subject to the satisfaction of the conditions contained herein, (i) the first closing of the sale and the purchase of Subscription Shares and, if applicable, the payment of any Cash Adjustment Amount or Cash Election Amount or the delivery of any Election Shares (the "FIRST CLOSING") shall be held at 9:00 a.m. (New York time) on June 29, 2001 or such other date pursuant to clause (x) or (y) below (the "FIRST CLOSING DATE"),
(ii) the second closing of the sale and the purchase of Subscription Shares and, if applicable, the payment of any Cash Adjustment Amount or Cash Election Amount or the delivery of any Election Shares (the "SECOND CLOSING") shall be held at 9:00 a.m. (New York time) on June 28, 2003 or such other date pursuant to clause (x) or (y) below (the "SECOND CLOSING DATE") and (iii) the third closing of the sale and the purchase of Subscription Shares and, if applicable, the payment of any Cash Adjustment Amount or Cash Election Amount or the delivery of any Election Shares (the "THIRD CLOSING" and, together with the First Closing and the Second Closing, the "CLOSINGS") shall be held at 9:00 a.m. (New York time) on June 30, 2003 or such other date pursuant to clause (x) or (y) below (the "THIRD CLOSING DATE" and, together with the First Closing Date and the Second Closing Date, the "CLOSING DATES"), or, in each case, (x) at such other time and date as the parties may agree in writing or (y) in the case of payment of any Cash Election Amount or delivery of any Election Shares at such earlier date as the Company may elect in its sole and absolute discretion by

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notice in writing to the Trustee and the Manager.  Each Closing shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York.

              (b)    DELIVERY BY THE COMPANY.  At each Closing, subject to
Section 1(e)(A), the Company shall deliver to the Trustee on behalf of WAT a stock certificate registered in the Trustee's name and representing the Subscription Shares to be delivered at such Closing pursuant to Section 1(a) or the Election Shares to be delivered at such Closing pursuant to Section 1(e), as the case may be. If the Company is required to pay a Cash Adjustment Amount pursuant to Section 1(d) at any Closing, the Company shall pay to the Trustee on behalf of WAT, by wire transfer of immediately available funds to the account of the Trustee with a bank in New York City designated at least two Business Days prior to the relevant Closing Date, such Cash Adjustment Amount. If the Company has made a Cash Election pursuant to Section 1(e)(A) in respect of any Closing, the Company shall pay to the Trustee on behalf of WAT, by wire transfer of immediately available funds to the account of the Trustee with a bank in New York City designated at least two Business Days prior to the relevant Closing Date, the applicable Cash Election Amount.

              (c) DELIVERY BY THE TRUSTEE AND MANAGER. At each Closing, subject to Section 1(e), the Trustee and the Manager shall pay or cause to be paid to the Company, by wire transfer of immediately available funds to the account of the Company with a bank in New York City designated at least two Business Days prior to the relevant Closing Date, the Purchase Price payable pursuant to Section 1(c) hereof.

              3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Trustee as follows:

              (a) AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in


                                          6

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accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company.

              (b) COMMON STOCK. The Subscription Shares or the Election Shares, as applicable, to be delivered by the Company at each Closing, as of the relevant Closing Date, will have been duly authorized for issuance and, when delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

              4. REPRESENTATIONS AND WARRANTIES OF TRUSTEE AND MANAGER. The Manager and the Trustee hereby represent and warrant to the Company as follows:

              (a) AUTHORIZATION. Each of the Trustee and the Manager has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and on behalf of WAT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by or on behalf of each of WAT, the Trustee and the Manager.

              (b) SECURITIES LAW MATTERS. The Manager and the Trustee acknowledge receipt of advice from the Company that (i) neither the Subscription Shares nor the Election Shares, as the case may be, will be registered under the Securities Act or qualified under any state securities or "blue sky" laws and
(ii) a restrictive legend stating that such shares of Common Stock have not been registered under the U.S. Securities Act of 1933, as amended, and setting forth or referring to the restrictions on transferability and sale thereof shall be placed on the certificates representing such shares.


                                          7

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              5.     CONDITIONS.

              (a) CONDITIONS TO THE OBLIGATIONS OF THE TRUSTEE. The obligation of the Trustee to purchase the Subscription Shares at each Closing is subject to the satisfaction or waiver at or prior to the applicable Closing Date of the following conditions:

              (i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and true and correct in all material respects at and as of the applicable Closing Date as if made at and as of such time; and

              (ii) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the applicable Closing Date pursuant to the terms hereof.

              (iii) No Bankruptcy Event or Acceleration Event with respect to the Company shall have occurred and be continuing, and the Trustee shall have received a certificate of the president or a co-president, chief financial officer or a vice president of the Company, dated as of the applicable Closing Date, to the effect that no such Bankruptcy Event or Acceleration Event has occurred and is continuing (in each case, subject to clause (y) of the definition of "Acceleration Event").

              A "BANKRUPTCY EVENT" shall occur with respect to the Company if
       (x) a court of appropriate jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Receiver of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, or (y) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief in an involuntary case, (C)


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

       consents to the appointment of a Receiver of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors.

              An "ACCELERATION EVENT" shall occur with respect to the Company if the Company defaults under the terms of any agreement or instrument evidencing or under which the Company has at the date of this Agreement or hereafter outstanding any Senior Indebtedness that is full recourse to the Company and such Senior Indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate principal amount thereof so accelerated exceeds U.S.$150,000,000 and such acceleration is not rescinded or annulled within 90 Business Days, PROVIDED, HOWEVER, that (x) if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such Senior Indebtedness, then the Acceleration Event hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived or (y) if the Company provides to the Trustee a certificate of the president or a co-president, chief financial officer or a vice president of the Company to the effect that the Company holds sufficient funds, or has sufficient availability under its credit facilities, to discharge such Senior Indebtedness, then for all purposes of this Agreement the Acceleration Event shall be deemed not to have occurred.

              (b) CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to sell the Subscription Shares or to deliver the Election Shares, as the case may be, at each Closing, or to pay any amount to the Trustee as provided herein, is subject to the satisfaction or waiver at or prior to the applicable Closing Date of the following conditions:

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              (i)    The representations and warranties of the Manager and the
       Trustee contained in this Agreement shall be true and correct in all material respects at and as of the date hereof, and true and correct in all material respects at and as of the applicable Closing Date as if made at and as of such time; and

              (ii) Each of the Trustee and the Manager shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the applicable Closing Date pursuant to the terms hereof.

              6. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

              "ADJUSTED AVERAGE SHARE PRICE" means the product of (x) the Average Share Price, times (y) 0.95.

              "AVERAGE SHARE PRICE" means the average price per share of Common Stock weighted by volume traded on the relevant Determination Date (as reported by Bloomberg L.P., or, if not so reported, another authoritative source).

              "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

              "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

              "DETERMINATION DATE" means the Trading Day immediately prior to the First Closing Date, the Second Closing Date or the Third Closing Date, as the case may be.

              "EXCHANGE RATE" means (x) the spot rate for the exchange of Australian dollars to U.S. dollars on the relevant Determination Date as quoted on the Reuters Screen


                                          10

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"HSRA" or any equivalent replacement reference page at 4:00 p.m. in New York
City on such date or (y) if no such rate is available on such date, the average of the mid-rates for the exchange of Australian dollars to U.S. dollars as quoted by any two of National Australia Bank, Commonwealth Bank of Australia, Westpac Banking Corporation, and Australia and New Zealand Banking Group Limited at 4:00 p.m. in New York City on the relevant Determination Date; in each case as determined by the Company, whose determination shall be conclusive.

              "INDEBTEDNESS" means (i) the principal obligations of the Company for borrowed money (other than (x) the deferred purchase price of property or services and (y) indebtedness to trade creditors and service providers incurred in the ordinary course of business) and (ii) the principal obligations of the Company evidenced by bonds, notes, debentures or other similar instruments.

              "NYSE" means the New York Stock Exchange.

              "NYSE MAXIMUM PERMITTED NUMBER OF SHARES", in respect of any Closing, means (except as provided in Section 1(h) hereof) the aggregate number of shares of Common Stock that the Company is permitted to issue at such Closing without stockholder approval, whether such Closing is considered as one transaction or as part of a series of related transactions, in accordance with the rules of the NYSE (or, if the Company has obtained requisite stockholder approval to issue shares in excess of such number, the aggregate number of shares of Common Stock that the Company is permitted to issue at such Closing in accordance with such approval), all as determined conclusively by the Company.

              "RECEIVER" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              "REMAINING INSTALMENT AMOUNT", in respect of any Unit, means the balance of the application price of


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Aus.$50.00 payable by the holder of such Unit pursuant to the Deed of Variation.

              "SENIOR INDEBTEDNESS" means any Indebtedness of the Company that is not subordinated in right of payment to any other Indebtedness of the Company.

              "SUBSCRIPTION AMOUNT" means the amount obtained by the Trustee or the Manager on behalf of WAT as of the relevant Closing Date by converting into U.S. dollars an amount equal to the aggregate remaining Instalment Amounts paid or deemed to be paid to the Trustee or the Manager in respect of Series A Units, Series B Units or Series C Units, as the case may be, pursuant to the Deed of Variation and the Underwriting Agreement, PROVIDED that (x) if the Company has made a Cash Election or a Share Election pursuant to Section 1(e) or (y) if the Manager has elected to cause the Trustee to redeem the Series A Units, the Series B Units or the Series C Units, as the case may be, pursuant to the Deed of Variation, "Subscription Amount" in respect of any Closing means the U.S. dollar equivalent, calculated at the applicable Exchange Rate, of the aggregate Remaining Instalment Amounts that would have been payable to the Trustee or the Manager in respect of Series A Units, Series B Units or Series C Units, as the case may be, pursuant to the Deed of Variation.

              "TRADING DAY" means a day on which the NYSE is open for the transaction of business.

              "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated May 4, 1998, between the Manager and SEC Warburg Dillon Read Australia Limited, relating to the Units.

              "UNADJUSTED SHARE NUMBER", in respect of any Closing, means the number of shares of Common Stock calculated by dividing the applicable Subscription Amount by the applicable Adjusted Average Share Price, rounded to the nearest whole share, without regard to the NYSE Maximum

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Permitted Number of Shares.

              7. WITHHOLDING TAXES. If the Company is required under U.S. federal, state or local tax law to withhold any taxes from or in respect of a payment of the Cash Adjustment Amount, the Cash Election Amount or the Election Shares, then the amount payable shall be increased as necessary so that, after all applicable withholding (including withholding applicable to additional sums payable under this Section 7), the Trustee on behalf of WAT receives a sum (in cash or shares) that would have been received had no withholding been required.

              8. TERMINATION. If the Units are not issued prior to or on June 19, 1998, this Agreement shall terminate and be of no further force or effect.

              9.     TRUSTEE'S LIMITATION OF LIABILITY.

              (a) The Trustee enters into this Agreement only in its capacity as trustee of WAT and in no other capacity. Any liability arising under or in connection with this Agreement will be limited to, and can be enforced against the Trustee only to the extent to which such liability can be satisfied out of, the property or assets of WAT from which the Trustee is actually indemnified for such liability. This limitation of the Trustee's liability under this Agreement will apply despite any other provision of this Agreement and extends to all liabilities and obligations of the Trustee in any way related to any representation, warranty, conduct, omission, agreement or transaction related to this Agreement, subject to paragraph (c) (i) of this Section 9.

              (b) Neither the Company nor the Manager may sue the Trustee in any capacity other than as trustee of WAT, including to seek the appointment of a receiver (except in relation to the property or assets of WAT), a liquidator, an administrator or any similar person with respect to the Trustee or to prove in any liquidation, administration or


                                          13

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arrangement of or affecting the Trustee (except in relation to the property or assets of WAT), subject to paragraph (c)(i) of this Section 9.

              (c) Notwithstanding the foregoing paragraphs (a) and (b), the provisions of this Section 9 shall not: (i) apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Trust Deed establishing WAT or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the property or assets of WAT as a result of the Trustee's fraud, negligence or breach of trust; or (ii) in any way limit the right of the Company to bring any action or proceeding for the performance by the Trustee (in its capacity as trustee of WAT) or the Manager of any of their respective obligations under this Agreement or the Company's right to recover damages from the property or assets of WAT.

              10.    MISCELLANEOUS.

              (a) NOTICES. All notices and other communications made in connection with this Agreement shall be in writing and shall be (a) sent by facsimile, with a copy mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery, addressed as follows (or at such other address as may be specified in writing to the other party hereto):

              (i)    if to the Company, to:

                     Westfield America, Inc.
                     11601 Wilshire Boulevard
                     Los Angeles, California 90025
                     Telecopy:  310-478-8776
                     Attention: Irv Hepner, Secretary


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              (ii)   if to the Manager, to:

                     Westfield America Management Limited
                     Level 24 Westfield Towers
                     100 William Street
                     Sydney NSW 2011 Australia
                     Telecopy:  011 612 93587077
                     Attention: Craig Van der Laan, Secretary

              (iii)  if to the Trustee, to:

                     Perpetual Trustee Company Limited
                     39 Hunter Street
                     Sydney NSW 2000 Australia
                     Telecopy:  011 612 92315606
                     Attention: Allan Cowper, National Manager - Property Trusts

              All such notices and communications shall be deemed to have been received on the date of delivery.

              (b) BINDING EFFECT; BENEFITS, ETC. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any benefit or any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

              (c)    WAIVER; AMENDMENT.   (i)    WAIVER.  The Company on the one
hand and the Trustee and the Manager (considered as one party for purposes of this paragraph (c)) on the other hand may by written notice to the other party hereto (A) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (B) waive compliance with any of the conditions or covenants of the other party contained in this Agreement and (C) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, conditions or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

              (ii) AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company, the Trustee and the Manager.

              (d) ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, the Manager or the Trustee without the prior written consent of the other parties.

              (e) SEPARABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              (f) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

              The Company, the Trustee and the Manager each irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City of New York over any suit, action or proceeding arising

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

out of or relating to this Agreement. The Company, the Trustee and the Manager each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The Company, the Trustee and the Manager each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. The Company, the Trustee and the Manager each hereby irrevocably consent to service of copies of the summonses and complaints and any other process.
Such service may be made by mailing or delivering a copy of such process to their respective addresses set forth above or by any other means provided for by applicable law.

              (g) SECTION AND OTHER HEADINGS, ETC. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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

              IN WITNESS WHEREOF, the Company, the Manager and the Trustee have duly executed this Agreement by their authorized representatives as of the date first above written.


                                   WESTFIELD AMERICA, INC.



                                   By: /s/ Craig Van Der Laan De Vries
                                      --------------------------------
                                      Name: CRAIG VAN DER LAAN DE VRIES
                                      Title: ATTORNEY APPOINTED PURSUANT TO A
                                             POWER OF ATTORNEY DATED
                                             26 MAY 1998
                                   WESTFIELD AMERICA MANAGEMENT
                                   LIMITED, As Manager of Westfield
                                   America Trust



                                   By: /s/ Victor Woog Antink
                                      -------------------------------
                                      Name: VICTOR WOOG ANTINK
                                      Title: ATTORNEY APPOINTED PURSUANT TO A
                                             POWER OF ATTORNEY DATED 27 MAY
                                             1998


                                   PERPETUAL TRUSTEE COMPANY LIMITED,
                                   As Trustee of Westfield America Trust


                                   By: /s/ Gal Marie McGrath
                                      --------------------------------
                                      Name: Gal Marie McGrath
                                      Title: ATTORNEY under power of
                                             attorney dated 28 May 1998


                                          18